                                 SALES CONTRACT


                  THIS AGREEMENT is made and entered into this 30th day of July, 1997, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the "Seller") and GREAT BEAR INVESTMENT COMPANY, a Georgia corporation (hereinafter referred to as the "Purchaser").

                       ARTICLE I - PROPERTY TO BE CONVEYED

                  A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land (hereinafter referred to as the "Land") described on Exhibit A attached hereto with the buildings and improvements on the Land (hereinafter referred to as the "Improvements") and the appliances, furniture, fixtures, machinery, equipment, supplies and other personal property attached thereto, located at, or used in connection with the operation, management or maintenance of the Land or the Improvements, other than personal property owned by tenants (all of the foregoing real and personal property is hereinafter collectively referred to as the "Property").

                  B. The Property shall include all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land and in all strips, gores or rights-of-way, riparian rights and easements, and all right, title and interest of Seller, if any, in and to (a) any award or payment made or to be made (i) for any taking in condemnation or eminent domain of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (ii) for damage to the Property or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, (iii) for any taking in condemnation or eminent domain of any part of the Property, (b) all tenant leases, rents and profits from and after the Closing Date (as hereinafter defined), (c) all refundable tenants' security deposits not refunded prior to the Closing (as hereinafter defined), (d) all intangible assets related to the Property, including all of Seller's right, title and interest in and to all warranties and guaranties, and (e) all of Seller's right, title and interest in and to the name "Windsong Apartments" as used in connection with the Property, subject to the following sentence. Neither the Property nor the tradename "Windsong Apartments" and variations thereof includes Seller's trademark "Creating Communities For Superior Lifestyles", and Purchaser hereby agrees not to use such trademark at any time. Purchaser's agreement contained in the preceding sentence shall survive the Closing.

                  C. The Property is known as The Windsong Apartments and consists of 232 apartment units and townhouses and related amenities, and is located on St. Simons Island, Georgia.

                           ARTICLE II - PURCHASE PRICE

                  The purchase price (hereinafter referred to as the "Purchase Price") for the Property shall be Nine Million Seven Hundred Fifty Thousand and No/100 Dollars

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($9,750,000.00), and subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

                  A. Concurrently with the execution of this Agreement, Purchaser shall pay to Commonwealth Land Title Insurance Company (the "Escrowee") (Atlanta, Georgia office) $250,000.00 by check subject to collection or by wire-transfer, such amount to be deposited in an interest-bearing money market account (which amount, together with all interest earned thereon, is hereinafter referred to as the "Deposit"). Purchaser hereby certifies that its federal tax identification number is 58-1829248. The Deposit shall be applied toward the cash portion of the Purchase Price due at Closing only if the Closing contemplated hereby is consummated as herein provided, or shall otherwise be applied as elsewhere provided in this Agreement, including, without limitation, as specified in Section XII A of this Agreement.

                  B. The outstanding principal balance on the Closing Date evidenced by the "Promissory Note" (as hereinafter defined) shall be paid by Purchaser's assumption of the loan (the "Loan") evidenced by the Promissory Note and secured by the "Security Deed" (as hereinafter defined), but subject to the non-recourse provisions contained in the Promissory Note and the Security Deed.

                  C. An amount equal to the Purchase Price less (i) the outstanding principal balance on the Closing Date of the Loan, and (ii) the amount of the Deposit which shall be paid by Escrowee to Seller at Closing, shall be paid by Purchaser to Seller at Closing by wire-transfer to Seller of funds immediately available to Seller or to Seller's qualified intermediary, as directed by Seller.

                  D. (i) The Escrowee joins in the execution of this Agreement for the purpose of acknowledging and agreeing to the provisions of this Section II D. The duties of the Escrowee shall be as follows:

                   (a) During the term of this Agreement, the Escrowee shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

                   (b) If this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or if the Escrowee shall be unable to determine at any time to whom the Deposit should be paid, or if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid, then and in any such event, the Escrowee shall pay the Deposit in accordance with the joint written instructions of the Seller and Purchaser. In the event that such written instructions shall not be received by the Escrowee within ten (10) days after the Escrowee has served a written request for instructions upon Seller and Purchaser, then the Escrowee shall have the right to pay the Deposit into the Superior Court of Fulton County, Georgia, which court Seller and Purchaser agree shall have jurisdiction and venue as respects any dispute in regard to the Deposit, and interplead Seller and Purchaser in respect thereof, and thereupon the Escrowee shall be discharged of any obligations in connection with this Agreement.


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                  (c) If costs or expenses are incurred by the Escrowee in its capacity as Escrowee because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrowee one-half of such reasonable costs and expenses. Except for such costs or expenses, no fee or charge shall be due or payable to the Escrowee for its services as escrow holder only.

                  (d) By joining herein, the Escrowee undertakes only to perform the duties and obligations imposed upon the Escrowee under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

                  (e) Purchaser and Seller hereby agree and acknowledge that the Escrowee assumes no liability in connection herewith except for breach of trust or willful misconduct; that the Escrowee shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrowee may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel. Seller and Purchaser each hereby agrees to indemnify and hold harmless the Escrowee against any and all losses, liability, claims, demands, damages, actions, causes of action and suits (other than for willful misconduct or breach of trust) which may be imposed upon the Escrowee in connection with the performance of its duties hereunder.

                  E. Purchaser and Seller hereby expressly acknowledge and agree that, subject to the truthfulness and accuracy of all representations and warranties of Seller contained in this Agreement (which are not intended to be modified or affected by this Section II E) and the performance by Seller of all its obligations contained in this Agreement, Purchaser is to acquire the Property (and the Improvements comprising a part thereof) in an "as-is" condition and that Seller shall have no obligation or liability whatsoever to Purchaser in respect to the quality, integrity, nature or condition of construction or merchantability or habitability of the Improvements or any particular use which may be made thereof. The substance of this Section II E shall survive the consummation of the transaction contemplated herein and shall be included in the Special Stipulations to the Closing Statement to be executed by Purchaser and Seller at Closing.

                  ARTICLE III - SELLER'S DELIVERY OF DOCUMENTS

                  Seller has delivered the following to Purchaser concurrently with the execution of this Agreement:

                  A. A copy of the latest dated title insurance policy with respect to the Property in Seller's possession, if any.

                  B. A complete inventory of all of the personal property, appliances, furniture, fixtures, equipment, and supplies to be conveyed hereunder (the "Personal Property").



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                  C. A schedule and copies of all the permits, licenses, service contracts and other agreements which affect the Property or the operation or maintenance thereof [other than any property management agreement with respect to the Property, it being agreed and understood that any such property management agreement will be terminated at Closing and Purchaser will have no responsibility under such agreement], which Seller represents to Purchaser are, to the best of Seller's knowledge, all of such items which Seller has been using to operate the Property. Seller shall assign and transfer to Purchaser at Closing all of Seller's interest under all of said contracts and agreements which Purchaser elects to assume; provided, however, that Purchaser must assume at Closing all contracts and agreements which cannot be terminated by Seller upon no more than 30 days notice and at no cost to Seller. Seller shall cancel all the agreements and contracts not assumed by Purchaser; and Purchaser shall notify Seller no later than August 15, 1997, as to which of the agreements that Purchaser has the right not to assume as herein specified Purchaser has elected not to assume. At Closing, Seller shall deliver to Purchaser the original, if available to Seller, or otherwise a copy of all agreements assumed by Purchaser. Seller and Purchaser shall execute at the Closing appropriate documents to evidence the assignment of all agreements and contracts assumed by Purchaser and the assumption by Purchaser of the obligations in respect thereto arising from and after the Closing Date which documents shall also contain a cross-indemnity between Seller and Purchaser with respect to fees payable and obligations for performance in connection with such agreements and contracts assumed by Purchaser.

                  D. A complete and accurate rent roll (the "Rent Roll") for the Property as of the date of this Agreement, setting forth in respect of each apartment: the apartment number; the name of the tenant, if any; the current monthly rental; and the amount of the security deposit held under the lease, if any.

                  E. A complete list of all full-time employees engaged in the operation or maintenance of the Property, setting forth in respect of each employee: his or her name; his or her position; his or her current salary or wages; and his or her apartment number if he or she lives on the Property, and information as to any rent reduction or free rent for such apartment. All of the employees shall be paid by Seller for all amounts owing to them for all time periods prior to the Closing including all accrued vacation pay and fringe benefits.

                  F. A copy of the latest ad valorem tax bill in respect of the Property in Seller's possession.

                  G. A copy of the latest dated survey of the Land and the Improvements in Seller's possession, if any.

                  H. True and correct copies of the "Promissory Note" and the "Security Deed". As used herein, the term "Promissory Note" shall mean that certain Promissory Note dated March 1, 1988, executed by Roberts Properties-St. Simons, L.P., a Georgia limited partnership formerly named Roberts Properties-St. Simons, Ltd. ("St. Simons") in favor of John Hancock Mutual Life Insurance Company ("Lender") in the original principal amount of $4,400,000.00, which was amended by that certain Amendment to Promissory Note dated as of March 1, 1988,



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executed by St. Simons and Lender, as further amended and restated by that certain Amended and Restated Promissory Note dated January 28, 1993, in the original principal amount of $4,350,000.00 attached as Exhibit A to that certain Note Modification Agreement dated January 28, 1993 between Lender and St. Simons, which Amended and Restated Promissory Note was amended by that certain Modification to Promissory Note and Security Instruments dated January 28, 1993 between Lender and St. Simons, recorded in Deed Book 46-U, page 50, Glynn County, Georgia records (the "Modification"), as assumed by Seller pursuant to that certain Assumption Agreement (the "Assumption Agreement") dated as of September 27, 1995, between Seller, successor-by-merger to St. Simons, and Lender, recorded in Deed Book 60-A, page 275, aforesaid records. As used herein, the term "Security Deed" shall mean that certain Deed to Secure Debt and Security Agreement dated March 1, 1988, executed by St. Simons in favor of Lender, recorded in Deed Book 30-J, page 455, aforesaid records, as amended by that certain Modification to Security Instruments (the "Modification to Security Instruments") dated January 28, 1993, between Lender and St. Simons, recorded in Deed Book 46-C, page 305, aforesaid records, and by the Modification, as assumed by Seller pursuant to the Assumption Agreement; and (ii) that certain Assignment of Rents, dated March 1, 1988, executed by St. Simons in favor of Lender, recorded in Deed Book 30-J, page 474, aforesaid records, as amended by the Modification to Security Instruments and as assumed by Seller pursuant to the Assumption Agreement; and (iii) that certain UCC Financing Statement No. 88-00321, having St. Simons as Debtor, and Lender as Secured Party, filed in the aforesaid records on March 3, 1988, as continued by Continuation Statement filed in the aforesaid records on January 14, 1993, as assumed by Seller pursuant to the Assumption Agreement; and (iv) UCC Financing Statement No. 692900, having St. Simons as Debtor, and Lender as Secured Party, filed in the Fulton County, Georgia records on March 4, 1988, as continued by Continuation Statement filed in the Fulton County, Georgia records on January 13, 1993, and as assumed by Seller pursuant to the Assumption Agreement; and (v) UCC Financing Statement having Seller as Debtor, and Lender as Secured Party, being File No. 63-95-02359 in the Glynn County, Georgia records; and UCC-2 Financing Statement having Seller as Debtor, and Lender as Secured Party, recorded in Book 60-A, page 280, in the Glynn County, Georgia records.

                  I. Information from the Glynn County Zoning Office in Seller's possession evidencing the zoning approval to construct a clubhouse at the Property.

                  J. A copy of Seller's existing hazard insurance policy as respects the Property. Seller will deliver to Purchaser Seller's new hazard insurance policy with respect to the Property as soon as it is obtained by Seller.

                  K. Operating statements as respects the Property for 1994, 1995, 1996 and 1997 year-to-date.

             ARTICLE IV - ITEMS TO BE DELIVERED BY SELLER AT CLOSING

                  At Closing Seller agrees to deliver the following items to Purchaser. Except as elsewhere herein specified, drafts of all documents to be delivered at Closing as specified in this Agreement (except for those specified in Section V A) shall be prepared by Purchaser's counsel



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and submitted to Seller's counsel for review and approval no later than five (5)
days prior to the Closing Date.

                  A. Title to the Land shall be conveyed by a limited warranty deed (herein called the "Deed") which will (i) contain a limited warranty of title to the effect that Seller will warrant title to the Purchaser as against any claim by any person owning, holding or claiming by, through or under Seller, but not otherwise, and (ii) be subject only to those title exceptions contained on Exhibit B attached hereto and made a part hereof (herein called the "Permitted Exceptions"). Purchaser agrees to acquire title to the Property subject to the Permitted Exceptions.

                  Purchaser shall obtain prior to August 1, 1997 (the "Title Out Date"), the expense of which shall be paid by Purchaser, an owner's title insurance binder (the "Binder") issued by Commonwealth Land Title Insurance Company (the "Title Company") committing to insure Purchaser with respect to the Property in the amount of the Purchase Price. In the event that Purchaser notifies the Seller no later than the Title Out Date of Material Title Objections (as hereinafter defined) or of objections as to matters of survey (the "Survey Objections") in the event Purchaser elects to obtain, at Purchaser's sole cost and expense, a survey of the Property, affecting the marketability of the Land, Seller shall within ten (10) days after receipt of such notice from Purchaser notify Purchaser as to whether or not Seller will be able to satisfy all such Material Title Objections and Survey Objections as to which Purchaser has notified Seller. In the event that (i) Seller fails to notify Purchaser within such ten (10) days as to whether or not Seller will be able to satisfy such Material Title Objections and Survey Objections or (ii) Seller notifies Purchaser within such ten (10) days that Seller will not be able to satisfy such Material Title Objections and Survey Objections, Purchaser shall have the right only to either (i) elect to terminate this Agreement and receive from the Escrowee a return of the Deposit after which return this Agreement shall be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof, except for the Inspection Indemnity (as hereinafter defined); or (ii) elect to waive such Material Title Objections and Survey Objections, in which event Purchaser shall be obligated to accept title with such Material Title Objections and Survey Objections and to purchase the Property without reduction of the Purchase Price.

                  In the event that within such ten (10) days Seller notifies Purchaser that Seller will be able to satisfy such Material Title Objections and Survey Objections, Seller shall have until the Closing Date the right to satisfy all such Material Title Objections and Survey Objections, and if Seller fails to satisfy such Material Title Objections and Survey Objections by the Closing, Purchaser shall have the right only to either (i) elect to terminate this Agreement and receive from the Escrowee a return of the Deposit after which return this Agreement, except for the Inspection Indemnity, shall be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof; or (ii) elect to waive such Material Title Objections and Survey Objections, in which event the Purchaser shall be obligated to accept title with such Material Title Objections and Survey Objections and to purchase the Property without reduction of the Purchase Price.



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                  Additionally, Purchaser shall have the right to update its title examination of the Property until the Closing Date. In the event that a Material Title Objection first arises after the effective date of Purchaser's original title examination as respects the Property (as to title matters) or in the event an objection as to matters of survey (a "Survey Objection") first arises after the date of the survey in the event Purchaser elects to obtain a survey of the Property (as to survey matters), Purchaser shall have the right to notify Seller prior to the Closing Date as to such new Material Title Objections and Survey Objections, and if Seller fails to satisfy such Material Title Objections and Survey Objections by the Closing, Purchaser shall have the right only to either (i) elect to terminate this Agreement and receive from the Escrowee a return of the Deposit after which return this Agreement, except for the Inspection Indemnity, shall be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof; or (ii) as to any such new Material Title Objections and Survey Objections which can be cured by the payment of a liquidated amount of money (other than the documents evidencing and securing the Loan) Purchaser shall be entitled to pay at Closing the amount required to cure and remove such matter from the title to the Property and deduct the amount thereof from the Purchase Price otherwise payable to Seller at Closing.

                  The words Material Title Objections as used herein shall mean any matter which the Title Company is unwilling to insure against in an owner's title insurance policy (1986 ALTA Form) other than (i) the Permitted Exceptions, or (ii) a matter caused by any act or omission of Purchaser. In the event Purchaser fails to notify Seller no later than the Title Out Date of a Material Title Objection which was in existence on the effective date of the Binder, such failure of Purchaser to notify Seller shall mean that Purchaser agrees to accept title to the Property subject to such matter and that such matter is no longer a Material Title Objection but is a Permitted Exception.

                  B. A duly executed Bill of Sale, with a list of inventory attached (which list will be the same as that previously delivered by Seller to Purchaser pursuant to Section III B hereof subject to additions and deletions incurred in the normal course of business), conveying to Purchaser that portion of the Property which is or may be considered to be personal property, with a warranty of title, except for the Permitted Exceptions, but with no other warranty or representation, as such property is being conveyed to Purchaser on an "as is" basis.

                  C. A duly executed Assignment assigning to Purchaser the Seller's interest as lessor in the leases with respect to the Property, with a warranty only as to free and clear title except for the Permitted Exceptions. Purchaser shall execute such Assignment to assume Seller's obligations as lessor in the leases with respect to the Property from and after the Closing. This Assignment shall contain a cross-indemnity pursuant to which Seller shall indemnify and hold Purchaser harmless as to tenant claims arising prior to Closing and Purchaser shall indemnify and hold Seller harmless as to tenant claims arising after Closing.

                  D. An Affidavit of Seller's general partner (in a form customarily utilized in Georgia and which is acceptable to the Title Company and will enable the Title Company to remove the mechanic's lien exception from the owner's title insurance policy to be issued to



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

Purchaser) showing that all debts for labor and materials in respect of the Property have been paid in full and that there are no outstanding claims, suits, debts, liens or judgments against the Property, except for the Permitted Exceptions.

                  E. Such evidence or documents as reasonably may be required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

                  F. A certification from Seller that Seller is not a foreign partnership (as defined in the Internal Revenue Code and Income Tax Regulations).

                  G. A Certificate which will have attached to it a rent roll as of three days prior to the Closing Date, pursuant to which Certificate Seller will certify that the rent roll attached thereto is to the best of Seller's knowledge true, correct and complete in all material respects.

                  H. An Affidavit of Seller's Residence as respects O.C.G.A. ss. 48-7-128.

                  I. An IRS Form 1099, and a Designation of Reporting Agent and Transferor Identification Form.

                  J. Such documents as may reasonably be required by the Lender in connection with Purchaser's assumption of the Loan and the release by Lender of Seller's liability in respect thereto.

                  K. Appropriate corporate resolutions of Seller's general partner's directors signed and sealed by such general partner's secretary certifying that Seller is a corporate validly existing and in good standing under the laws of the State of Georgia, with full power and authority to carry on the business in which it is engaged, to enter into this Agreement, to sell the Property, and to perform Seller's obligations contemplated herein, and authorizing one or more officers of such general partner to sign this Agreement and all necessary documentation involved in this transaction, together with a certificate of incumbency as respects such officers of Seller's general partner.

                  L. Any other documents referred to or specified in this Agreement or reasonably requested by Purchaser.

                  M. With respect to the Breezeway Work specified in Section XI C of this Agreement, the contracts, invoices and lien waivers unless Seller has ceased doing the Breezeway Work as instructed by Purchaser as set forth in
Section XI C hereof.



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            ARTICLE V - ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

                  At Closing, Purchaser agrees to deliver the following items to Seller. Drafts of the documents to be delivered at Closing by Purchaser which are specified in Section V A are to be prepared by Purchaser's counsel and shall be submitted to Seller's counsel for review no later than five (5) days prior to the Closing Date.

                  A. Appropriate corporate resolutions of Purchaser's directors signed and sealed by Purchaser's secretary certifying that Purchaser is a corporation validly existing and in good standing under the laws of the state of its incorporation, duly qualified to do business in the State of Georgia, with full power and authority to carry on the business in which it is engaged, to own the Property which it is purchasing hereunder, to enter into this Agreement, and to perform Purchaser's obligations contemplated herein, and authorizing the president or a vice president and the secretary or an assistant secretary of Purchaser to sign this Agreement and all necessary documentation involved in this transaction, and if Purchaser's rights hereunder are assigned to anyone other than an individual, appropriate corporate resolutions of such corporation's shareholders and directors signed and sealed by such corporation's secretary certifying that such assignee is a corporation validly existing and in good standing under the laws of the state of its incorporation, duly qualified to do business in the State of Georgia, with full power and authority to carry on the business in which it is engaged, to own the Property which it is purchasing hereunder, to enter into this Agreement, and to perform such corporation's obligations contemplated herein, and authorizing an officer of such corporation to sign this Agreement and all necessary documentation involved in this transaction. If such assignee is other than a corporation, similar documents acceptable to Seller's counsel with respect to the authority of those acting for such assignee, and in particular, if such assignee is a limited partnership, a true and correct copy of such assignee's partnership agreement and recorded certificate of limited partnership, and if such assignee is a limited liability company, a true and correct copy of such assignee's articles of organization and operating agreement.

                  B. An Indemnity Agreement in favor of Seller to the effect that the tenants' refundable security deposits being transferred by Seller to Purchaser will be safeguarded, held, administered and paid out by Purchaser as provided by applicable Georgia law and in accordance with the applicable tenant leases, and that Purchaser agrees to indemnify, defend and hold harmless Seller from any loss, cost, or expense (including attorney's fees) suffered or incurred by Seller in respect thereto.

                  C. The cash portion of the Purchase Price as required by and in the manner specified in Section II C hereof.

                  D. An Assumption of the service contracts as specified in
Section III C hereof and an Assumption with respect to the leases specified in
Section IV C hereof.

                  E. Such documents as may reasonably be required by the Lender in respect to Purchaser's assumption of the Loan.



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

                  F. Any other documents referred to or specified in this Agreement or reasonably requested by Seller.

            ARTICLE VI - TIME AND PLACE OF CLOSING AND CLOSING COSTS

                  A. The consummation of the transaction contemplated herein shall take place at the offices of Purchaser's counsel in Atlanta, Georgia commencing at 10:00 A.M. on November 17, 1997, which date for consummation of the transaction contemplated herein is subject to being postponed as specified in Article XVIII hereof. The date such consummation occurs is herein referred to as the "Closing" or "Closing Date".

                  B. At Closing, Seller shall be responsible for and shall pay the Georgia transfer tax incident to the Deed. Seller and Purchaser will each pay their own attorney's fees, and their own other costs and expenses, including those costs and expenses specifically elsewhere herein mentioned. Purchaser shall pay the cost of any survey obtained by Purchaser, all recording fees, the premium incident to any title insurance policies to be issued to Purchaser, any incidental escrow fees charged by the Title Company in connection with the transaction contemplated hereby, and all costs associated with obtaining approval from the holder of the Loan to the transaction contemplated herein and the assumption of the Loan by Purchaser. Purchaser shall reimburse to Seller at Closing up to $90,000 for the Breezeway Work specified in Section XI C hereof which has been completed as of the Closing Date, upon presentation by Purchaser to Seller of the contracts and invoices and paid receipts in respect to such completed Breezeway Work.

                  C. Possession of the Property, subject to the rights of tenants in possession, will be delivered by Seller to Purchaser on the Closing Date.

                 ARTICLE VII - APPORTIONMENTS, SECURITY DEPOSITS

                  The following items shall be apportioned at Closing and as of the Closing Date:

                  A. Collected rents;

                  B. Interest accrued on the Promissory Note for the month during which the Closing Date occurs. Purchaser shall pay to Seller the amount of any escrows for taxes and insurance held in connection with the Loan and Seller shall transfer and assign to Purchaser all of Seller's right, title and interest thereunto;

                  C. Payments under service contracts assumed by Purchaser;

                  D. Fees for transferable licenses and permits, if any;

                  E. All real property taxes, including the current installment for any assessment (special, bond, or otherwise), and personal property ad valorem taxes, if any. In the event that the current year's taxes are not available as of the Closing Date, the current year's taxes



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
shall be based upon such taxes for 1996, but the tax proration shall be readjusted between Purchaser and Seller as soon as the current year's taxes are available and upon demand being made by either party. Seller shall be entitled to receive a return of all utility deposits placed with any utility company, and Purchaser shall be responsible to place its own deposits with any such utility company. Seller shall be entitled to receive all income in respect of the Property and shall be obligated to pay all expenses, including utility charges, in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses, including utility charges, for all time periods commencing with the Closing Date. In the event that any rent or other income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser immediately after such is discovered, but in any event within sixty (60) days after the Closing Date after which sixty (60) days, such prorations shall be final as between Seller and Purchaser, except that the readjustment of the tax proration shall occur as soon as practicable after the amount of such taxes has become final at the conclusion of the currently pending appeal of such taxes. This Section VII E shall survive the Closing of the transaction contemplated herein.

                  F. At the Closing, Seller shall pay to Purchaser by means of a credit against the cash portion of the Purchase Price due at Closing a sum equal to the aggregate of the as-then unrefunded refundable tenants' security deposits, and such refundable security deposits shall be safeguarded, held, administered and paid out by the Purchaser as provided by applicable Georgia law and in accordance with the applicable leases, and Purchaser shall execute at Closing in favor of Seller the Indemnity Agreement hereinbefore mentioned.

                  G. Purchaser shall use its reasonable efforts in collecting Seller's accounts receivable for rent attributable to the period prior to the Closing Date which are outstanding on the Closing Date. Rents collected by either Seller or Purchaser after the Closing Date shall be applied first to rents due and payable for the month during which the Closing Date occurs; then to rents then owing for any month subsequent to the month during which the Closing Date occurs; and then to rents owing to Seller for months prior to the month during which the Closing Date occurs.

                  H. If on the Closing Date fewer than 220 of the apartment units at the Property (including those units, but not to exceed 5, for which tenants will move in within five (5) days after the Closing Date) are occupied by bona fide tenants paying full rent in accordance with their respective leases, including as bona fide tenants paying full rent, no more than three employees of the Property paying rent in accordance with signed leases and as reflected on the Rent Roll (collectively, "bona fide tenants"), then, at Closing, an escrow shall be established with the Escrowee, pursuant to an Escrow Agreement mutually satisfactory to Seller, Purchaser and the Escrowee, out of the cash portion of the Purchase Price otherwise payable by Purchaser to Seller as herein specified, in an amount equal to (i) multiplied by (ii) multiplied by
(iii), where: (i) is the number of apartment units at the Property fewer than 220 occupied by bona fide tenants; and (ii) is $638.00; and (iii) is 2. On the 65th day after the Closing Date (or the next business day thereafter if the 65th day is not a business day), Seller and Purchaser shall give the Escrowee instructions as to the disbursement of the money being held in escrow as follows: (a) in the event that the number of apartment units at the Property occupied by bona fide tenants each day during the sixty (60) days after Closing is the same or fewer than the number of apartment units occupied by bona fide tenants on the Closing Date, all of the funds being held in escrow shall be disbursed to Purchaser; or (b) in the event that at any time during the sixty (60) days after the Closing Date the number of apartment units at the Property occupied by bona fide tenants is more than the number of apartment units occupied by bona fide tenants on the Closing Date, a proration of the monies held in escrow shall be effected between Seller and Purchaser equitably so that Seller receives out of the escrowed funds an amount thereof equal to the amount of the escrowed funds multiplied by a fraction, the numerator of which is equal to the aggregate number of days each apartment unit at the Property is occupied by a bona fide tenant in excess of the number of apartment units at the Property occupied by bona fide tenants on the Closing Date, and the denominator of which is equal to sixty (60) multiplied by the number of apartment units at the Property on the Closing Date fewer than 220 occupied by bona fide tenants; and the balance of the escrow funds shall be disbursed to Purchaser.

                 ARTICLE VIII - PURCHASER'S CONDITIONS PRECEDENT

                  Purchaser shall not be required to purchase the Property unless the following conditions precedent have been satisfied:

                  A. The Property shall be maintained in its current condition by Seller until the Closing Date, normal wear and tear excepted.

                  B. Purchaser and its agents and representatives shall have been permitted to make a complete physical inspection of the Property and investigation of Seller's income and expense records for 1994, 1995, 1996 and 1997 year-to-date pertaining to Seller's ownership and operation of the Property. Seller shall permit Purchaser to make the foregoing investigations. Subsequent to such inspection, Purchaser shall determine whether the physical, financial and general condition of the Property is in Purchaser's estimation, satisfactory for operation and ownership by Purchaser in the manner and on the basis contemplated by Purchaser. If Purchaser, in its sole discretion, determines not to conclude its purchase of the Property, Purchaser shall, on or before the close of business on July 28, 1997, so notify Seller and Escrowee that the Property is not satisfactory and this condition precedent shall have failed and Escrowee shall return the Deposit (less $100.00 which shall be paid by Escrowee to Seller in consideration of Seller's having held the Property off the market) to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and no party shall have any further liabilities or obligations to the others hereunder, except for the Inspection Indemnity.

                  C. Intentionally deleted.

                  D. All apartment units at the Property which become vacant at least two (2) days prior to the Closing Date shall be in rent-ready condition on the Closing Date.

                  E. All payments due in respect to the Loan shall be current.

               ARTICLE IX - DAMAGE, DESTRUCTION OR EMINENT DOMAIN

                  A. If, prior to the Closing Date, there is $100,000.00 (based upon estimates to repair by third party contractors) or more of damage to the Property by fire or other casualty whether or not insured against by Seller under its property damage insurance policy, Seller shall promptly give Purchaser notice of such fact, and Purchaser may elect to terminate this Agreement within ten (10) business days after receiving written notice from Seller of the occurrence of such casualty. If Purchaser so elects to terminate this Agreement, it shall give Seller and Escrowee written notice thereof and the Deposit shall be returned by Escrowee to Purchaser, and this Agreement shall terminate and be null and void and of no further force or effect, except for the Inspection Indemnity, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder. Failure of Purchaser to so notify Seller and Escrowee within said ten (10) business days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser has elected not to terminate this Agreement in the event of $100,000.00 or more of damage to the Property, and if the damage has not been repaired prior to Closing, Purchaser shall proceed to the Closing and shall pay the full Purchase Price, less the amount of the deductible under Seller's applicable insurance policy, and shall receive all insurance proceeds paid or payable as a result of such damage or destruction, except for the amount of rental loss insurance applicable to the period prior to the Closing Date, which shall be paid to and retained by Seller. If prior to the Closing Date there is less than $100,000.00 of damage or destruction to the Property by fire or other casualty which is covered by insurance, this Agreement shall not terminate, and Purchaser shall proceed to Closing, and if the damage has not been repaired prior to Closing, shall pay the full Purchase Price and receive all insurance proceeds payable as a result of such damage or destruction, except for the amount of rental loss insurance applicable to the period prior to the Closing Date which shall be retained by Seller. Until the Closing, Seller agrees to maintain in respect of the Property hazard insurance and rental loss insurance and until Closing all risk of loss shall be on the Seller.

                  B. If, prior to the Closing Date, all of the Property is taken by condemnation or eminent domain or same is pending, this Agreement shall terminate as of the day title to the Property or possession thereof vests in the condemning authority, the Deposit shall be returned by Escrowee to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect, except for the Inspection Indemnity, and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder. If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than all of the Property, and same would interfere with Purchaser's ability to operate the Property as an apartment complex, then Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrowee within ten (10) business days after Purchaser has received notice from Seller of such proceedings. Upon such notice to Seller and Escrowee the Deposit shall be returned to Purchaser by Escrowee, and upon such return this Agreement shall terminate and be null and void and of no further force or effect, except for the Inspection Indemnity, and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder. Failure of Purchaser to so notify Seller and Escrowee within said ten (10) business days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser does not so elect to terminate this Agreement, then the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to Purchaser at the Closing, all interest of Seller in and to any condemnation awards which may be payable to Seller on account of such occurrence.

               ARTICLE X - SELLER'S REPRESENTATIONS AND WARRANTIES

                  Seller represents and warrants to Purchaser that:

                  A. To the best of Seller's knowledge, the conveyance of the Property to Purchaser pursuant to this Agreement will not be a violation by Seller of any applicable statute, ordinance, governmental restriction, or regulation, or any private restriction or agreement.

                  B. To the best of Seller's knowledge, no special assessments of any kind (special, bond or otherwise) are pending or levied against the Property which are outstanding and unpaid.

                  C. The books and records to be made available by Seller to Purchaser are the true books and records maintained by Seller in connection with the Property.

                  D. Seller has no written employment contracts with any employees of the Property, or if Seller has any such contracts, they will be terminated effective as of the Closing Date and Seller shall indemnify Purchaser in respect of any such written employment contracts.

                  E. Seller has not received notices of any violations by the Property of state or municipal ordinances, orders or requirements.

                  F. The Rent Roll delivered by Seller to Purchaser accurately sets forth for each apartment unit at the Property, the tenant's name, apartment number, monthly rental and security deposit held. There are no leases for apartments which affect the Property other than as set forth on the Rent Roll, and there are no non-residential leases at the Property other than a lease to the laundry room equipment company.

                  G. There is no litigation or proceeding pending for which Seller has received notice or service of process or, to the best of Seller's knowledge, threatened against Seller or the Property which could affect Purchaser or the Property upon or subsequent to the Closing Date.

                  H. To the best of Seller's knowledge, there are no condemnation or environmental proceedings pending, nor are there any proposed changes in zoning or other land use regulations contemplated, against all or any part of the Property. No portion of the Property has been affected by fire or other casualty, except for such portions as have been fully repaired or restored to their condition prior to such fire or other casualty.

                  I. Seller has received no notice of default under any of the service contracts delivered by Seller to Purchaser in accordance with Section III C of this Agreement.

                  J. Seller is not a "foreign person" as such term is defined in
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

                  K. Each person executing and delivering this Agreement and all documents to be executed and delivered by Seller at Closing represents and warrants to Purchaser that he has due and proper authority to execute and deliver same. Seller has the full right, power and authority to sell and convey the Property to Purchaser as provided herein and to carry out its obligations hereunder. The consummation by Seller of the transaction which is the subject of this Agreement will not conflict with or result in a breach of any of the terms of any agreement or instrument to which Seller is a party or by which Seller is bound or constitute a default thereunder and the Board of Directors of Seller's sole general partner, Roberts Realty Investors, Inc., has authorized and approved the execution and delivery of this Agreement, the transaction which is the subject of this Agreement, and all documents to be executed and delivered by Seller at Closing, and the consent of the limited partners in Seller or the shareholders in Roberts Realty Investors, Inc. is not required therefor.

                  L. To the best of Seller's knowledge, the schedule of Personal Property delivered by Seller to Purchaser pursuant to Section III B of this Agreement contains a correct and complete list of all material personal property owned by Seller and located at or used in connection with the operation of the Property. All Personal Property is, and as of the Closing Date will be, owned by Seller free from encumbrances or liens except for the Security Deed.

                  M. To the best of Seller's knowledge, Seller has not received any notice from any applicable governmental agency seeking any information or alleging any violation of Environmental Law (as hereinafter defined). To the best of Seller's knowledge, and except as disclosed in that certain environmental report dated August 1, 1995 prepared by Environmental Corporation of America, which Seller has previously delivered to Purchaser, Seller has not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Materials (as hereinafter defined) or solid waste, except in compliance with all applicable Environmental Laws, and Seller has not caused or permitted, and has no knowledge of, any Release (as hereinafter defined) by Seller of any hazardous materials on-site or off-site of the Property. "Hazardous Materials" shall mean all substances regulated or deemed or defined as toxic or hazardous under Environmental Law, including, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any materials containing asbestos. "Environmental Law" shall mean any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601 et seq.), and the rules and regulations adopted and publications promulgated pursuant thereto. "Release" shall mean releasing, spilling, leaking, pumping, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping, including both the present and past tense, as appropriate.

                  N. To the best of Seller's knowledge, neither Seller nor Seller's managing agent has received any written notice which remains outstanding from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at the existing premium rates. The Promissory Note, the Security Deed and the other loan documents (collectively, the "Loan Documents") have not been further amended, and Seller has received no notice from Lender of a default under the Loan Documents or of the existence of a fact, condition or circumstance that will, if not remedied, cause a default thereunder with the passing of time or the giving of notice, or both.

                  The term "knowledge" when applied to Seller in this Agreement, means the actual, but not constructive, knowledge of Charles S. Roberts, the President of the sole general partner of Seller, after due inquiry of the resident manager of the Property, the maintenance supervisor of the Property, the staff accountant for the Property, and the Vice President of Operations of the property management company for the Property, and not anything which he should have known, but did not know. Whenever reference is made in this Agreement to a notice having been received by Seller the same shall mean a notice which actually has been received by Charles S. Roberts or of which he has been advised after due inquiry of the resident manager of the Property.

                  Seller's warranties and representations shall survive the consummation of the transaction contemplated herein through May 1, 1998. Any lawsuit or other proceeding by Purchaser against Seller in respect of any such warranties or representations must be commenced by Purchaser, if at all, no later than May 15, 1998. If Purchaser fails to notify Seller no later than May 1, 1998 of a breach by Seller of any warranty or representation contained in this Agreement, or if Purchaser fails to file suit against Seller no later than May 15, 1998 in respect of any breach by Seller of a warranty or representation contained in this Agreement, Purchaser's right to file suit against Seller or otherwise recover against Seller in respect of any such breach of a warranty or representation shall be terminated and null and void. Notwithstanding the foregoing, if Purchaser has knowledge that any of the representations and warranties of Seller in this Agreement are inaccurate in any respect prior to the Closing Date, and if such inaccuracy does not result from any act or omission of Seller between the date hereof and the Closing Date, Purchaser's sole and exclusive remedy, waiving all other remedies, is either to (i) terminate this Agreement by giving notice to Seller in which event Escrowee promptly shall return to Purchaser the Deposit, and thereafter this Agreement shall terminate and be null and void and of no further force or effect, except for the Inspection Indemnity, and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other, or
(ii) waive that representation and warranty as to such inaccuracy and proceed to consummate the transaction contemplated herein. Purchaser acknowledges that Seller shall have no liability for any representations or warranties of Seller in this Agreement which were true when made and as of the Closing Date, but which become untrue following the Closing Date. As used in the previous sentence, Purchaser's knowledge shall mean the actual, but not constructive knowledge, of Geoffrey Nolan, and not anything which he should have known, but did not know.

                ARTICLE XI - SELLER'S COVENANTS PRIOR TO CLOSING

                  Seller covenants and agrees that:

                  A. Seller will cancel the currently existing management agreement for the Property effective as of the Closing.

                  B. From the date of execution hereof until the Closing (i) Seller shall make every reasonable effort to do nothing which might materially damage the reputation of the Property or Seller's relations with its tenants,
(ii) Seller will continue to operate the Property in the same manner as Seller is currently operating the Property, and (iii) Seller will continue to maintain the Property in its current condition, including the roof, paving, landscaping and HVAC units, normal wear and tear excepted.

                  C. Seller has just recently commenced certain work with respect to the breezeways of the buildings at the Property (herein referred to as the "Breezeway Work"). Within thirty (30) days of the date of this Agreement, representatives of Purchaser shall meet with representatives of the Seller at the Property so that Seller can explain to Purchaser the proposed scope of the Breeezeway Work with the scope fully outlined in writing, and so that Purchaser can inform Seller whether or not to continue with the Breezeway Work. In the event that Purchaser instructs Seller within thirty (30) days after the date of this Agreement to terminate the Breezeway Work, Seller will cease the Breezeway Work, and there will be no obligation of Purchaser to reimburse Seller for the cost of the Breezeway Work. In the event Purchaser does not within thirty (30) days after the date of this Agreement instruct Seller to terminate the Breezeway Work, at the Closing, Purchaser shall reimburse Seller for that part of the Breezeway Work which has been completed prior to the Closing Date, up to, but not in excess of $90,000, based upon copies of the contracts and paid invoices for such work. While the Breezeway Work is underway, Seller will provide to Purchaser copies of the lien waivers obtained by Seller as it makes payment for the Breezeway Work. Seller will obtain and deliver to Purchaser at Closing, a one year warranty from the subcontractor effecting the Breezeway Work with respect to its workmanship and installation, and a manufacturer's warranty with respect to the materials being used for the Breezeway Work.

                       ARTICLE XII - DEFAULT AND REMEDIES

                  A. In the event that the transaction contemplated herein is not closed and consummated because of Purchaser's failure or breach to perform its obligations hereunder, Seller may obtain the Deposit from Escrowee as agreed-upon liquidated damages and not as a penalty, it being otherwise difficult or impossible to estimate or determine Seller's actual damages, and which liquidated damages shall be in lieu of any other damages or the right to specific performance, and, upon Seller's receipt of such liquidated damages, this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder, except for the Inspection Indemnity.

                  B. In the event that the transaction contemplated herein is not closed and consummated because of Seller's failure or breach to perform its obligations hereunder or because of a breach by Seller of any of the representations and warranties made herein by Seller, Purchaser shall have the right only (i) to terminate this Agreement by giving notice thereof to Seller and Escrowee, and upon receipt of such notice Escrowee shall return the Deposit to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect, except for the Inspection Indemnity, and neither Seller nor Purchaser shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder, or (ii) to sue Seller for specific performance of its obligations under this Agreement; which remedies specified in (i) and (ii) shall be in lieu of any other rights or remedies for Purchaser, including, without limitation, any right or claim for damages; provided, however, in the event that the remedy of specific performance is not available to Purchaser because Seller has conveyed or encumbered the Property, Purchaser may pursue a claim against Seller for compensatory damages not to exceed $100,000.00. If Purchaser consummates the transaction contemplated in this Agreement it shall be conclusively deemed to have waived any breach by Seller of any covenant, representation or warranty under this Agreement which the Purchaser knew existed prior to the Closing.

                             ARTICLE XIII - NOTICES

                  Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or similar expedited courier service, to the addresses set forth below:

                           To Seller:

                           Roberts Properties Residential, L.P.
                           c/o Roberts Properties, Inc.
                           8010 Roswell Road
                           Suite 120
                           Atlanta, Georgia 30350
                           Attention: Mr. Brian Sullivan
                           Facsimile No. (770) 396-0706

                           With a copy to:

                           Sanford H. Zatcoff, Esq.
                           Holt Ney Zatcoff & Wasserman, LLP
                           100 Galleria Parkway
                           Suite 600
                           Atlanta, Georgia  30339
                           Facsimile No. (770) 956-1490

                           To Purchaser:

                           Great Bear Investment Company
                           c/o Wilson & Nolan Southeast, Inc.
                           11 Piedmont Center
                           9th Floor
                           Atlanta, Georgia  30305
                           Attn: Mr. Geoffrey N. Nolan
                           Facsimile No. (404) 231-2360

                           With a Copy to:

                           Alexander W. Suto, Esq.
                           Hunton & Williams
                           NationsBank Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia  30308-2216
                           Facsimile No. (404) 888-4190

                           To Escrowee:

                           Commonwealth Land Title Insurance Company
                           3350 Cumberland Circle
                           Suite 1895
                           Atlanta, Georgia  30339
                           Attention: Ms. Linda R. Thurman
                           Facsimile No. (770) 980-9799


Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notices, demands or requests are deposited with FedEx or other expedited courier service in accordance with the preceding portion of this Article XIII. Either Purchaser or Seller or Escrowee shall have the right from time to time to designate by written notice to the other such other person or persons and at such other places in the United States as Purchaser or Seller or Escrowee desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall any party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Anything contained in this Article XIII to the contrary notwithstanding, all notices from Purchaser to Seller or from Seller to Purchaser may be executed by and sent by and to their respective counsel, Sanford H. Zatcoff, Esquire, Seller's attorney and Alexander W. Suto, Esquire, Purchaser's attorney.

                         ARTICLE XIV - SETTLEMENT ITEMS

                  In addition to the items specifically mentioned in this Agreement to be delivered at the Closing, Seller shall deliver the following items to Purchaser at the Closing: a then current employee list; a then current rent roll; warranties and guaranties of suppliers and contractors, if any, (and an assignment thereof); an assignment of all of Seller's right, title and interest in and to the name "Windsong Apartments"; Seller's supply of printed brochures, floor plans and other advertising literature; all original tenant leases and all amendments and modifications thereof; all original service contracts being assumed by Purchaser, if available, otherwise copies of such service contracts; any sewer, water and other utility bills and assessment bills any part of which is to be paid by Purchaser; and a complete and accurate statement setting forth the necessary information upon which any adjustment shall be made at the Closing.

                               ARTICLE XV - ACCESS

                  Purchaser and its agents and representatives shall have the right to enter upon the Property prior to the Closing Date on a not-to-interfere basis with the tenants of the Property after having given Seller no less than forty-eight hours prior written notice, for any lawful purpose, including, without limitation, investigations, tests and studies, structural inspection, and survey purposes; provided, however, Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer, and Purchaser hereby expressly agrees to indemnify and hold Seller harmless with respect thereto; and provided further, however, that Purchaser hereby expressly agrees to indemnify and hold Seller harmless against any claim, damage or injury to either persons or property arising out of Purchaser's or its agent's, employees' or representatives' actions under this Article XV. This
Article XV shall survive the Closing of the transaction contemplated herein or any other termination of this Agreement. The indemnifications and hold harmless provisions of this Article XV are referred to in this Agreement as the "Inspection Indemnity". Purchaser may conduct conversations with employees of the Property only in the presence of either Brian J.Sullivan or Charles S. Roberts or after having obtained express written permission from either of them, including discussing the possibility of future employment with Purchaser if it does in fact acquire the Property, but no such conversations shall be had with the employees as to the amount of compensation or benefits proposed to be paid.

                              ARTICLE XVI - BROKERS

                  Purchaser and Seller warrant and represent each to the other that neither has dealt with any broker, agent or finder in connection with the purchase and sale of the Property except Wilson & Nolan Southeast, Inc. (the "Broker") to whom Seller shall pay a real estate commission in the amount of $150,000.00 only in the event the transaction contemplated in this Agreement is closed in accordance with the terms hereof. In the event any other claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, the party so incurring or causing such other claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said other claim(s). This Article XVI shall survive the Closing of the transaction contemplated herein or any other termination of this Agreement. By its execution hereof, Broker agrees (i) to execute on the Closing Date an unconditional waiver and release of commercial real estate broker's lien with respect to the transaction contemplated in this Agreement, and (ii) this Agreement may be amended by Purchaser and Seller without execution of any such amendment by Broker provided such amendment does not affect Broker's entitlement to its commission.

                   ARTICLE XVII - CONDITION PRECEDENT FOR BOTH
                              PURCHASER AND SELLER

         Seller shall not be required to sell the Property and Purchaser shall not be required to purchase the Property unless Seller shall have received and delivered to Purchaser on or before September 2, 1997 (the "Lender Approval Date"), the written consent (the "Lender Consent") executed by the holder of the Promissory Note and the Security Deed or its authorized agent, in a form reasonably satisfactory to Seller and Purchaser, to the transaction contemplated herein and the assumption of the Loan by Purchaser subject to the non-recourse provisions thereof, the secondary financing to be placed against the Property by Purchaser, and the release of Seller from any liability in connection with the Loan, with no changes required in the amounts to be paid or the interest rate under the First Note, and without the requirement of the payment of any fee or compensation to such holder, except for a transfer fee plus reimbursement of such holder's attorney's fees and out-of-pocket expenses incurred in connection with obtaining such consent. Seller and Purchaser agree to cooperate with each other and to use their good faith reasonable efforts in order to obtain such consent. Seller will initiate contact with the holder of the Promissory Note or its authorized agent within five (5) days after the date of this Agreement. Purchaser agrees to furnish whatever information is reasonably required by the holder of the First Note as respects the background, financial and management ability of Purchaser and the like so as to allow the holder the of the Promissory Note to evaluate Purchaser as the owner of the Property subject to the Loan. Although the matters set forth in this Article XVII are a condition precedent for both Seller and Purchaser, as long as Purchaser and Seller use their good faith reasonable efforts to obtain the consent from the holder of the Promissory Note and provide such information in connection therewith as herein specified, neither Seller nor Purchaser shall have any liability to the other for failure to obtain such consent. If the Lender Consent has not been obtained on or before the Lender Approval Date, the Escrowee shall return the Deposit to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and no party shall have any further liabilities or obligations to the others hereunder, except for the Inspection Indemnity.

                   ARTICLE XVIII - SELLER'S TAX-FREE EXCHANGE
                       AND CONDITION PRECEDENT FOR SELLER

                  A. Rather than sell the Property to Purchaser, Seller desires to accomplish an exchange of the Property for "like-kind" property which will qualify as such pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and all the Regulations promulgated thereunder. Purchaser is willing to cooperate with Seller in an exchange, provided Purchaser incurs no additional expense or liability and does not take title to the "like-kind" exchange property. Purchaser also agrees that Purchaser will, at the direction of Seller or a third party intermediary acting at Seller's direction, pay all proceeds of the sale of the Property to the third party intermediary who will facilitate the "like-kind" exchange for Seller pursuant to an intermediary exchange agreement between Seller and such third party intermediary, and Purchaser will execute documents to effectuate the exchange provided that such documents impose no liability upon Purchaser and do not require Purchaser to take title to any other property.

                  B. It shall be a condition precedent to the obligation of Seller to consummate the transaction contemplated herein that Seller, no later than November 10, 1997, shall have both (i) entered into one or more sales contracts to acquire one or more replacement properties so as to allow Seller to effect the ss. 1031 exchange referred to in Section XVIII A hereof, and (ii) (to the extent such contracts contain inspection periods) either not terminated such sales contracts within the inspection periods provided therein or waived Seller's rights so to terminate the same (the occurrence of either such event in this clause (ii) being referred to herein as the "Consummation Election"). Seller agrees to use its good faith reasonable efforts in order to enter into such sales contract(s) (hereinafter collectively referred to as "Exchange Contract") and complete Seller's related inspections (if any) no later than November 10, 1997, and Seller shall advise Purchaser immediately upon the execution and delivery of any Exchange Contract and upon the completion of such inspections and Seller's decision to make or not make the Consummation Election.

                  In the event that Seller is not able to enter into the Exchange Contract, complete such inspections, if any, and make the Consummation Election (if the Exchange Contract provides for such inspections) no later than November 10, 1997, Seller shall have the right to so notify Purchaser and to further notify Purchaser that Seller has extended for a period of time ending on December 10, 1997 (hereinafter referred to as the "Extended Exchange Date") Seller's right to enter into the Exchange Contract and make the Consummation Election, and the Closing Date shall be automatically extended to December 19, 1997 so as to allow Seller to have the full period of time until the Extended Exchange Date, and to allow Purchaser and Seller seven business days thereafter within which to consummate the transaction contemplated herein. Whether or not Seller has been able to enter into a satisfactory Exchange Agreement and make the Consummation Election no later than the Extended Exchange Date, Seller shall be obligated to consummate the transaction contemplated in this Agreement on or before December 19, 1997.


                          ARTICLE XVIX -- MISCELLANEOUS

                  A. This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller.

                  B. There shall also be executed and delivered at Closing all other documents and instruments reasonably required or necessary to effect the transaction contemplated herein.

                  C. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  D. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

                  E. The captions of this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.

                  F. Time is of the essence of this Agreement and each term and provision hereof.

                  G. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  H. All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

                  I. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof.

                  J. Purchaser shall have the right to waive any condition or contingency herein in Purchaser's favor and Seller shall have the right to waive any condition or contingency herein in Seller's favor.

                  K. Anything contained in this Agreement to the contrary notwithstanding, (i) except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed; and (ii) except as specifically set forth in this Agreement to the contrary, Seller does not make any warranties or representations of any kind or character, expressed or implied, with respect to the Property, its physical condition, income to be derived therefrom or expenses to be incurred with respect thereto, or any other matter or thing relating to or affecting the Property, and there are no oral or written agreements, warranties or representations with respect to the Property, except as otherwise expressly set forth in this Agreement.

                  L. The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective successors, assigns and the legal representatives of their estates.

                  M. This Agreement may not be assigned by Purchaser except to a corporation, limited partnership or limited liability company in which Great Bear Investment Company has a majority controlling interest.

                  N. The Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Materials is attached hereto as Exhibit C and is incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

                                   SELLER:

                                   ROBERTS PROPERTIES RESIDENTIAL, L.P., a
                                   Georgia limited partnership


                                   By: Roberts Realty Investors, Inc., a Georgia
                                       corporation, its sole general partner

                                       By: /s/ Charles R. Elliott
                                           -----------------------------
                                           Name: Charles R. Elliott
                                           Title: Vice President

                                                (CORPORATE SEAL)


                                   PURCHASER:

                                   GREAT BEAR INVESTMENT COMPANY, a
                                   Georgia corporation


                                   By: /s/ Geoffrey N. Nolan
                                       ---------------------------------
                                       Geoffrey N. Nolan
                                       Vice President


                                                (CORPORATE SEAL)


         The undersigned Broker executes this Agreement for the purpose of agreeing to the provisions of Article XVI hereof, as of the day and year first above written.

                                   WILSON & NOLAN SOUTHEAST, INC.


                                   By: /s/ Geoffrey N. Nolan
                                       Geoffrey N. Nolan
                                       ----------------------------------
                                       President

                  Escrowee joins in the execution of this Agreement under seal for the purpose of acknowledging the agreements as to the holding of the Deposit in escrow.

                                   ESCROWEE:

                                   COMMONWEALTH LAND TITLE INSURANCE COMPANY.


                                   By: /s/ Phillip J. Sholar
                                       ----------------------------------
                                       Name: Phillip J. Sholar
                                       Title: Asst. Vice President
                                              NTS Counsel

                                                  (CORPORATE SEAL)